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                                                               EXHIBIT 99.2

                       SANTA FE PACIFIC GOLD CORPORATION

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
               MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 1997

    The undersigned, a holder of record shares of common stock, par value $.01 per share (the "SFPG
  Common Stock"), of Santa Fe Pacific Gold
  Corporation ("SFPG") appoints Bruce D. Hansen,
  David A. Smith, and Wayne Jarke, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Special
  Meeting of stockholders of SFPG to be held on May
  5, 1997 and at any postponements or adjournments thereof, and to vote all the shares of common stock of SFPG which the undersigned would be entitled to vote if personally present. This
  Proxy when properly executed will be voted in accordance with your indicated directions. IF NO
  DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
  THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT
  AND PLAN OF MERGER, DATED AS OF MARCH 10, 1997,
  AMONG NEWMONT MINING CORPORATION, MIDTOWN TWO
  CORP. AND SFPG, AS IT MAY BE AMENDED (THE "MERGER
  AGREEMENT").

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
  VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE
  MERGER AGREEMENT.
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                                                               EXHIBIT 99.2

  1997 P R O X Y

                       SANTA FE PACIFIC GOLD CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                              ]

1. The Proposal to approve and adopt the Merger Agreement.

        For     Against     Abstain

        [ ]       [ ]         [ ]

Proxies can only be given by SFPG stockholders of record on the Record Date. Please sign your name below exactly as it appears on your stock certificate(s) on the Record Date or on the label affixed hereto. When SFPG Common Stock is held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

          By execution of this Proxy the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the Meeting.

          The undersigned acknowledges receipt of the Notice of Special Meeting of stockholders and of the Joint Proxy Statement/Prospectus.

          Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.
          Dated ________________________________________________________ , 1997

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Signature

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Signature


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                           / FOLD AND DETACH HERE /

                            YOUR VOTE IS IMPORTANT!
      PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE
                             ACCOMPANYING ENVELOPE.